UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2024

DIRTT ENVIRONMENTAL SOLUTIONS LTD

(Exact name of Registrant as Specified in Its Charter)

Canada	001-39061	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.
Calgary, Alberta		T2C 1N6
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (403) 723-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section

13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

On August 26, 2024, DIRTT Environmental Solutions Ltd. (the “Company”) issued a press release announcing that the Toronto Stock Exchange (the “TSX”) has accepted a notice filed by the Company of its intention to make a normal course issuer bid (the “NCIB”) to purchase its (i) 6.00% convertible unsecured subordinated debentures due January 31, 2026 (the “January Debentures”) and (ii) 6.25% convertible unsecured subordinated debentures due December 31, 2026 (the “December Debentures” and, together with the January Debentures, the “Debentures”), in accordance with applicable regulatory requirements. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On August 26, 2024, the Company announced that the TSX has accepted its notice of intention to make a NCIB. Under the NCIB, the Company may purchase up to (i) C$1,664,200 aggregate principal amount of January Debentures; and (ii) C$1,558,700 aggregate principal amount of December Debentures, in each case representing 10% of the public float of the January Debentures and December Debentures, respectively, as of August 22, 2024. The Debentures will be purchased on the open market through the facilities of the TSX or alternative Canadian trading systems, at the market price of such Debentures at the time of purchase. The NCIB is expected to commence on August 28, 2024 and terminate on August 27, 2025.

As of the close of business on August 22, 2024, the Company had C$16,642,000 principal amount outstanding of January Debentures and C$15,587,000 principal amount outstanding of December Debentures. In accordance with the rules of the TSX, daily purchases will be limited to no more than C$111,507 and C$416,071 principal amount of January Debentures and December Debentures, respectively, other than certain exceptions for block purchases.

Management’s decisions regarding purchases of Debentures will be based on market conditions, the market price of the Debentures and other factors. The Company may elect to suspend or discontinue its NCIB at such times and for such periods as it deems advisable to ensure compliance with applicable regulations, among other circumstances. Debentures purchased under the NCIB will be immediately cancelled.

Purchases under the NCIB will be subject to compliance with applicable United States federal securities laws and Canadian securities laws.

From time to time, provided that the Company does not possess material non-public information about itself or its securities and subject to certain other conditions, the Company may enter into an Automatic Repurchase Plan Agreement with its broker to allow for the purchase of Debentures at times when the Company ordinarily would not be active in the market due to its own internal trading blackout periods, insider trading rules or otherwise. Any such plans entered into with a broker will be adopted in accordance with applicable Canadian and U.S. securities laws, including the requirements of Rule 10b5-1 under the Exchange Act. Outside of these periods, Debentures may be purchased in management’s discretion, subject to applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1*	Press Release issued by DIRTT Environmental Solutions Ltd. on August 26, 2024

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2024

DIRTT Environmental Solutions Ltd.

By: /s/ Fareeha Khan

Fareeha Khan

Chief Financial Officer